As filed with the Securities and Exchange Commission on November 9, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	46-0920988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(650) 278-8930

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Atara Biotherapeutics, Inc. 2018 Inducement Plan

Pascal Touchon

Chief Executive Officer

611 Gateway Blvd., Suite 900

South San Francisco, California 94080

(650) 278-8930

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Utpal Koppikar Chief Financial Officer 611 Gateway Blvd., Suite 900 South San Francisco, California 94080 (650) 278-8930	Carlton Fleming Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– Atara Biotherapeutics, Inc. 2018 Inducement Plan	1,500,000(3)	$12.62	$18,930,000.00	$2,066.00
Total	1,500,000		$18,930,000.00	$2,066.00

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $12.62 per share, the average of the high and low prices of the Common Stock on November 2, 2020 as reported on The Nasdaq Global Select Market.

(3)

Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s 2018 Inducement Plan (the “Inducement Plan”). On September 18, 2020, the Compensation Committee of the Board (the “Compensation Committee”) of the Registrant approved an amendment to the Registrant’s Inducement Plan to provide for the reservation of an additional 1,500,000 shares of Common Stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Registrant (or following a bona fide period of non-employment with the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4).

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering 1,500,000 shares of Common Stock issuable to eligible persons under the Inducement Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on February  26, 2019 (File No. 333-229861) (the “Prior Registration Statement”).

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3 (3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Atara Biotherapeutics, Inc. 2018 Inducement Plan (the “Inducement Plan”).

99.2 (5)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice under the Inducement Plan.

99.3 (6)	Form of Stock Option Agreement and Stock Option Grant Notice under the Inducement Plan.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 8, 2018, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 8, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 9th day of November, 2020.

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ Pascal Touchon
Pascal Touchon
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pascal Touchon and Utpal Koppikar, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pascal Touchon
Pascal Touchon, D.V.M.	President and Chief Executive Officer (principal executive officer)	November 9, 2020

/s/ Utpal Koppikar
Utpal Koppikar	Chief Financial Officer (principal financial and accounting officer)	November 9, 2020

/s/ Roy D. Baynes
Roy D. Baynes, M.D., Ph.D.	Director	November 9, 2020

/s/ Eric Dobmeier
Eric Dobmeier	Director	November 9, 2020

/s/ Matthew K. Fust
Matthew K. Fust	Director	November 9, 2020

Signature	Title	Date

/s/ Carol G. Gallagher
Carol G. Gallagher, Pharm.D.	Director	November 9, 2020

/s/ William Heiden
William Heiden	Director	November 9, 2020

/s/ Maria Grazia Roncarolo
Maria Grazia Roncarolo, M.D.	Director	November 9, 2020

/s/ Ronald Renaud
Ronald Renaud	Director	November 9, 2020

/s/ Beth Seidenberg
Beth Seidenberg, M.D.	Director	November 9, 2020